Exhibit 23.1

                                        CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the registration statements of HPR Inc. on Forms S-8 (File Nos. 033-80141, 033-80143, and 033-80145) and
Form S-3 (File No. 333-12749) of our report dated August 1, 1997, on our audits of the consolidated financial statements of HPR Inc. as of June 30, 1997 and 1996 and for the years ended June 30, 1997, 1996, and 1995, which report is included in the Annual Report on Form 10-K for the year ended June 30, 1997. We also consent to the reference to our firm under Item 6, Selected Financial Data.



                                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
August 21, 1997